Exhibit 10.17a

CONFIDENTIAL TREATMENT REQUESTED

Certain portions of this document have been omitted pursuant to a request for Confidential Treatment and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Annex A

Standard Definitions

Rules of Construction. In these Standard Definitions and with respect to the Transaction Documents (as defined below), (i) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms, (ii) in any Transaction Document, the words "hereof," "herein," "hereunder" and similar words refer to such Transaction Document as a whole and not to any particular provisions of such Transaction Document, (iii) any subsection, Section, Article, Annex, Schedule and Exhibit references in any Transaction Document are to such Transaction Document unless otherwise specified, (iv) the term "documents" includes any and all documents, instruments, agreements, certificates, indentures, notices and other writings, however evidenced (including electronically), (v) the term "including" is not limiting and (except to the extent specifically provided otherwise) means "including (without limitation)", (vi) unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each means "to but excluding," and the word "through" means "to and including", (vii) the words "may" and "might" and similar terms used with respect to the taking of an action by any Person shall reflect that such action is optional and not required to be taken by such Person, and (viii) references to an agreement or other document include references to such agreement or document as amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof.

"1940 Act" means the Investment Company Act of 1940, as amended.

"Account Control Agreement" means the deposit account control agreement, dated as of January 9, 2015, by and among the Issuer, the Indenture Trustee and the Lockbox Bank with respect to the Lockbox Account.

"Account Property" means the Accounts and all proceeds of the Accounts, including, without limitation, all amounts and investments held from time to time in any Account (whether in the form of deposit accounts, book-entry securities, uncertificated securities, security entitlements (as defined in Section 8-102(a)(17) of the UCC as enacted in the State of New York), financial assets (as defined in Section 8-102(a)(9) of the UCC), or any other investment property (as defined in Section 9-102(a)(49) of the UCC).

"Accountant's Report" shall have the meaning set forth in Section 5.3 of the Servicing Agreement.

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"Accounts" means, collectively, the Lockbox Account, the Collection Account, the Liquidity Reserve Account, and the Inverter Replacement Reserve Account.

"Act" shall have the meaning set forth in Section 12.03 of the Indenture.

"Additional Solar Loan Supplement" means, with respect to any Additional Solar Loans, an Additional Solar Loan Supplement, substantially in the form of Exhibit B to the Sale and Contribution Agreement, as applicable.

"Additional Solar Loans" means any Solar Loans transferred, assigned, sold and conveyed by the Originator to the Issuer on a Funding Date pursuant to an Additional Solar Loan Supplement.

"Adjusted LIBOR Rate" means the sum of (i) the Applicable Percentage and (ii) a rate per annum equal to the rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) obtained by dividing (a) LIBOR by (b) a percentage equal to 100% minus the reserve percentage (rounded upward to the next 1/100th of 1%) in effect on such day and applicable to the Alternate Purchaser for which this rate is calculated under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”).  The Adjusted LIBOR Rate shall be adjusted automatically as of the effective date of any change in such reserve percentage.

"Administrative Agent" means Credit Suisse AG, New York Branch, in its capacity as Administrative Agent for the Purchasers and the Funding Agents, and any successor Administrative Agent appointed pursuant to the terms of the Note Purchase Agreement.

"Administrative Agent-Related Persons" means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and their respective Affiliates.

"Affected Party" shall have the meaning set forth in Section 2.3(b) of the Note Purchase Agreement.

"Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, a Person shall be deemed to "control" another Person if the controlling Person owns 5% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Aggregate Discounted Solar Asset Balance" means on any date of determination, the sum of the Discounted Solar Asset Balances of all Borrowing Base Solar Loans; provided that

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the Discounted Solar Asset Balance for any Defective Solar Loan, Delinquent Solar Loan, Defaulted Solar Loan or Ineligible Solar Loan shall be $[***].

"Aggregate Outstanding Note Balance" means, as of any date of determination, an amount equal to the sum of the Outstanding Note Balances of all Classes of Notes.

"Allocated Fee" means, for a Solar Loan, an amount equal to the sum of (i) the Allocated Manager Fee and (ii) the Allocated Servicer Fee, in each case, for such Solar Loan.

"Allocated Manager Fee" means, for a Solar Loan, an amount equal to the product of (i) the Manager Fee Base Rate and (ii) the DC nameplate capacity (measured in kW) of the PV System related to such Solar Loan.

"Allocated Servicer Fee" means, for a Solar Loan, an amount equal to the product of (i) the Servicer Fee Base Rate and (ii) the DC nameplate capacity (measured in kW) of the PV System related to such Solar Loan.

"Alternate Purchaser Percentage" means, with respect to any Alternate Purchaser for a Conduit, such Alternate Purchaser's Commitment with respect to such Conduit as a percentage of the Purchaser Commitment Amount with respect to the Purchaser Group of which such Conduit is a member.

"Alternate Purchasers" means, with respect to a Conduit, each Purchaser identified as an Alternate Purchaser for such Conduit on Schedule I to the Note Purchase Agreement.

"Amortization Event" means the occurrence of the any of the following events:

(i)the occurrence of a Manager Termination Event;

(ii)the occurrence of a Servicer Event of Default;

(iii)the amount on deposit in the Liquidity Reserve Account at any time is less than the Liquidity Reserve Account Required Balance (after giving effect to distributions to be made on a Funding Date or a Payment Date);

(iv)the amount on deposit in the Inverter Replacement Reserve Account is less than the Inverter Replacement Reserve Required Amount on any Determination Date (after giving effect to distributions to be made on the related Payment Date);

(v)on any Funding Date or Payment Date, the Three Month Rolling Average Solar Loan Payment Level is less than [***]%;

(vi)the Three Month Rolling Average Default Level is greater than [***]%;

(vii)a Change of Control with respect to the Issuer occurs;

(viii)an Event of Default occurs; or

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(ix)an "Event of Default" occurs under the Corporate Revolver.

"Amortization Period" means the period beginning after the occurrence of an Amortization Event and ending on the Facility Termination Date.

"Annual Escalator" means the rate in percentage terms by which the scheduled equivalent rate per kWh increases per annum as set forth in the Obligor Note.

"Applicable Commitment Percentage" means, on any date of determination, with respect to a Holder of a Class A Note, the Class A Commitment Percentage, and with respect to the Holder of a Class B Note, the Class B Commitment Percentage.

"Applicable Law" means all applicable laws of any Governmental Authority, including, without limitation, laws relating to consumer leasing and protection and any ordinances, judgments, decrees, injunctions, writs and orders or like actions of any Governmental Authority and rules and regulations of any federal, regional, state, county, municipal or other Governmental Authority.

"Applicable Percentage" shall have the meaning set forth in the applicable Fee Letter.

"Approved Vendor List" means the list of Eligible Manufacturers attached as Exhibit D to the Management Agreement, as updated from time to time in accordance with the terms of the Management Agreement.

"Authorized Officer" means (i) with respect to the Issuer, any officer of the sole member of the Originator, as the Class A Member of the Issuer who is authorized to act for the sole member in matters relating to the Issuer and whose name appears on a list of authorized officers provided by such sole member to the Indenture Trustee (containing the specimen signatures of such officers), as such list may be amended from time to time, and (ii) with respect to any other Person, the Chairman, Co-Chairman or Vice Chairman of the Board of Directors, the President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or any other authorized officer of the Person who is authorized to act for the Person and whose name appears on a list of such authorized officers furnished by the Person to the Indenture Trustee (containing the specimen signature of such officers), as such list may be amended or supplemented from time to time.

"Available Funds" means, with respect to any Payment Date, (i) Receivables of the Trust Estate, including, without limitation, Solar Loan Payments (net of Lockbox Bank Fees and Charges and excluding any Marketable RECS and proceeds thereof), (ii) amounts deposited by the Originator pursuant to the Sale and Contribution Agreement, (iii) amounts deposited by the Manager pursuant to the Management Agreement, (iv) amounts deposited by the Servicer pursuant to the Servicing Agreement, (v) amounts deposited by the Parent  pursuant to the Parent Guaranty, (vi) amounts received from a Hedge Counterparty in respect of a Hedge Agreement, (vii) earnings on Eligible Investments, and (viii) amounts transferred from the Inverter Replacement Reserve Account or the Liquidity Reserve Account.

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"Bank Base Rate" means, with respect to any Purchaser for any day, a rate per annum equal to the sum of (i) the Base Rate with respect to such Purchaser on such date and (ii) the Applicable Percentage.

"Base Rate" means, with respect to any Purchaser for any day, a rate per annum equal to the greatest of (i) the prime rate of interest announced publicly by (x) if such Purchaser is a Non-Conduit Committed Purchaser, such Purchaser (or the Affiliate of such Purchaser that announces such rate), and (y) if such Purchaser is a member of a Purchaser Group, the Funding Agent with respect to such Purchaser Group (or the Affiliate of such Purchaser or Funding Agent, as applicable, that announces such rate) as in effect at its principal office from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by such Person) or, if such Purchaser, Funding Agent or Affiliate thereof does not publicly announce the prime rate of interest, as quoted in The Wall Street Journal on such day, and (ii) the sum of (a) 0.50% and (b) the rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by such Purchaser (or if such Purchaser is a member of a Purchaser Group, the Funding Agent with respect to such Purchaser Group) from three federal funds brokers of recognized standing selected by it.

"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq., as amended.

"Basel III" means "A Global Regulatory Framework for More Resilient Banks and Banking Systems" developed by the Basel Committee on Banking Supervision, initially published in December 2010, and all national implementations thereof.

"Borrowing Base Aggregate Discounted Solar Asset Balance" means an amount equal to (i) the Aggregate Discounted Solar Asset Balance, minus (ii) the sum of (a) the Sub-Limit 1 Solar Loan Excluded Loan Balance, (b) the Sub-Limit 2 Solar Loan Excluded Loan Balance, and (c) the Excluded Loan Balance.

"Borrowing Base Solar Loans" means all Solar Loans sold to the Issuer pursuant to the Sale and Contribution Agreement and pledged to the Indenture Trustee pursuant to the Indenture.

"Borrowing Notice" means the notice presented by the Issuer to the Administrative Agent, each Funding Agent, each Non-Conduit Committed Purchaser, the Servicer and the Indenture Trustee to request the initial advance on the Initial Funding Date or thereafter, an Increase, in the form attached as Exhibit A to the Note Purchase Agreement.

"Breakage Costs" means, with respect to a failure by the Issuer, for any reason, to borrow any proposed Increase on the date specified in the applicable Borrowing Notice (including without limitation, as a result of the Issuer’s failure to satisfy any conditions precedent to such borrowing) after providing such Borrowing Notice, the resulting loss, cost, expense or liability

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incurred by reason of the liquidation or reemployment of deposits, actually sustained by any Purchaser or the Administrative Agent.

"Business Day" means any day other than (i) a Saturday, Sunday or (ii) a day on which banking institutions in New York, New York, the cities in which the Manager and the Servicer are located or in the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

"Calculation Date" means, with respect to a Payment Date, the close of business on the last day of the related Collection Period.

"Capital Account" means the capital account established and maintained for each member of the Issuer or the Originator, as applicable, in the manner required by the Internal Revenue Service regulations under Section 704(b) of the Code.

"Capped Expense Amount" means, on any Payment Date, an amount equal to (i) $[***] minus (ii) the aggregate amount of payments made to the Indenture Trustee as reimbursement for extraordinary out-of-pocket expenses pursuant to clause (ii) of the Priority of Payments since the Closing Date in excess of $[***] per calendar year.

"Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Capital Stock include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

"Carrying Cost Rate" means, with respect to any Interest Accrual Period, an amount equal to the sum of (i) the weighted average of the Swap Rates for the Class A Notes and the Class B Notes, (ii) the weighted average of (a) the Class A Applicable Margin, (b) the Class B Applicable Margin, (c) the Transition Service Provider fee rate, and (d) the Custodian fee rate.

"Certification" shall have the meaning set forth in the Custodial Agreement.

"Change in Law" means (i) the adoption or taking effect of any Law after the Closing Date, (ii) any change in Law or in the administration, interpretation, application or implementation thereof by any Official Body after the Closing Date, (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Official Body after the Closing Date or (iv) compliance by any Affected Party, by any lending office of such Affected Party or by such Affected Party’s holding company, if any, with any request, guideline or directive (whether or not having the force of law) of any Official Body made or issued after the Closing Date; provided, that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Act, (b) Basel III and (c) all requests, rules, guidelines and directives under either of the Dodd-Frank Act or Basel III or issued in connection therewith shall

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be deemed to be a "Change in Law", regardless of the date implemented, enacted, adopted or issued.

"Change of Control" means any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") ) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of, (i) in the case of the Servicer,  more than 25% of Capital Stock, (ii) in case of the Manager, more than 50% of Capital Stock and (iii) in the case of the Issuer, any Capital Stock.

"Class" means all of the Notes of a series having the same Maturity Date, interest rate, priority of payments and designation.

"Class A Applicable Margin" shall have the meaning set forth in the applicable Fee Letter.

"Class A Borrowing Base" means for any date of determination, the sum of the Class A Rate Reduced Borrowing Base and the Class A Non-Rate Reduced Borrowing Base.

"Class A Commitment Percentage" means, on any date of determination, with respect to any Non-Conduit Committed Purchaser or Purchaser Group, the ratio, expressed as a percentage, which the Purchaser Commitment Amount of such Non-Conduit Committed Purchaser or Purchaser Group bears to the Class A Facility Limit on such date.

"Class A Facility Limit" means, on any date of determination, the sum of the Purchaser Commitment Amounts with respect to each of the Purchaser Groups and the Non-Conduit Committed Purchasers holding Class A Notes on such date.  On the Closing Date, the Class A Facility Limit is $160,000,000.

"Class A Interest Distribution Amount" means for each Class A Note with respect to the Purchaser Invested Amount on any Payment Date, the sum of:

(i)an amount equal to the Cost of Funds for the related Interest Accrual Period with respect to a Non-Conduit Committed Purchaser that holds such Note or the Purchaser Group in whose Funding Agent’s name such Note is registered, as applicable, as such amount is reported to the Indenture Trustee by the Administrative Agent or the Servicer, and

(ii)the Class A Usage Fees; and

(iii) any unpaid Class A Interest Distribution Amounts from prior Payment Dates plus, to the extent permitted by law, interest thereon at the rate used to calculate the Cost of Funds plus the rate used to calculate the Class A Usage Fees for such Payment Date.

"Class A Non-Rate Reduced Borrowing Base" means for any date of determination, an amount equal to the product of (i) [***]%, (ii) the Borrowing Base Aggregate Discounted Solar Asset Balance on such date and (iii) the Non-Rate Reduction Payment Percentage on such date.

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"Class A Notes" means the Solar Loan Backed Variable Funding Notes, Class A issued pursuant to the Indenture.

"Class A Principal Distribution Amount" means for any Payment Date, an amount equal to the amount, if any by which the Outstanding Note Balance of the Class A Notes exceeds the Class A Borrowing Base.

"Class A Rate Reduced Borrowing Base" means for any date of determination, an amount equal to the product of (i) [***]%, (ii) the Borrowing Base Aggregate Discounted Solar Asset Balance on such date and (iii) the Rate Reduction Payment Percentage on such date.

"Class A Usage Fees" means with respect to any Purchaser Group or any Non-Conduit Committed Purchaser holding a Class A Note, the product of:

(i) the Class A Applicable Margin; and

(ii) its average daily Purchaser Invested Amount during the related Interest Accrual Period; and

(iii) the number of days in such Interest Accrual Period, divided by 360.

"Class B Applicable Margin" shall have the meaning set forth in the applicable Fee Letter.

"Class B Borrowing Base" means for any date of determination, the sum of the Class B Rate Reduced Borrowing Base and the Class B Non-Rate Reduced Borrowing Base.

"Class B Commitment Percentage" means, on any date of determination, with respect to any Non-Conduit Committed Purchaser or Purchaser Group, the ratio, expressed as a percentage, which the Purchaser Commitment Amount of such Non-Conduit Committed Purchaser or Purchaser Group bears to the Class B Facility Limit on such date.

"Class B Facility Limit" means, on any date of determination, the sum of the Purchaser Commitment Amounts with respect to each of the Purchaser Groups and the Non-Conduit Committed Purchasers holding Class B Notes on such date.  On the Closing Date, the Class B Facility Limit is $40,000,000.

"Class B Interest Distribution Amount" means for each Class B Note with respect to the Purchaser Invested Amount on any Payment Date, the sum of:

(i)an amount equal to the Cost of Funds for the related Interest Accrual Period with respect to a Non-Conduit Committed Purchaser that holds such Note or the Purchaser Group in whose Funding Agent’s name such Note is registered, as applicable, as such amount is reported to the Indenture Trustee by the Administrative Agent or the Servicer, and

(ii)the Class B Usage Fees; and

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(iii) any unpaid Class B Interest Distribution Amounts from prior Payment Dates plus, to the extent permitted by law, interest thereon at the rate used to calculate the Cost of Funds plus the rate used to calculate the Class B Usage Fees for such Payment Date.

"Class B Notes" means the Solar Loan Backed Variable Funding Notes, Class B issued pursuant to the Indenture.

"Class B Non-Rate Reduced Borrowing Base" means for any date of determination, an amount equal to the product of (i) [***]%, (ii) the Borrowing Base Aggregate Discounted Solar Asset Balance on such date and (iii) the Non-Rate Reduction Payment Percentage on such date.

"Class B Principal Distribution Amount" means for any Payment Date, an amount equal to the amount, if any by which the Outstanding Note Balance of the Class B Notes exceeds the Class B Borrowing Base.

"Class B Rate Reduced Borrowing Base" means for any date of determination, an amount equal to the product of (i) [***]%, (ii) the Borrowing Base Aggregate Discounted Solar Asset Balance on such date and (iii) the Rate Reduction Payment Percentage on such date.

"Class B Usage Fees" means with respect to any Purchaser Group or any Non-Conduit Committed Purchaser holding a Class B Note, the product of:

(i) the Class B Applicable Margin; and

(ii) its average daily Purchaser Invested Amount during the related Interest Accrual Period; and

(iii) the number of days in such Interest Accrual Period, divided by 360.

"Closing Date" means the date on which the conditions set forth in Section 3.3 of the Note Purchase Agreement are satisfied and the Notes are issued, which date shall be January 9, 2015.

"Closing List" means the Index of Closing Documents attached at Exhibit B to the Note Purchase Agreement.

"Code" means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes.

"Collection Account" means the segregated trust account with that name established with and in the name of the Indenture Trustee and maintained pursuant to Section 5.01 of the Indenture.

"Collection Period" means, with respect to a Payment Date, the period beginning on the first day of the calendar month immediately preceding such Payment Date (or, with respect to the

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initial Payment Date, beginning on the Initial Funding Date), and ending on the last day of such calendar month.

"Commercial Paper" means either (i) the promissory notes of any Conduit issued by such Conduit in the commercial paper market or (ii) the promissory notes issued in the commercial paper market by a multi-seller commercial paper conduit the proceeds of which are loaned to a Conduit.

"Commitment" means, for each Committed Purchaser, on any date of determination, the commitment of such Committed Purchaser to purchase a Class A Note or Class B Note on the Initial Funding Date and, thereafter, to maintain and, subject to certain conditions, increase its investment therein in accordance with the terms of the Note Purchase Agreement in an amount not to exceed  the dollar amount set forth opposite the name of such Committed Purchaser on Schedule I of the Note Purchase Agreement as reduced from time to time pursuant to Section 2.4(b) of the Note Purchase Agreement and as amended in connection with assignments made by Committed Purchasers pursuant to Section 6.7 of the Note Purchase Agreement.  If from time to time any Commitment is reduced pursuant to Section 2.4(b), then the Issuer shall deliver to the Administrative Agent an amended Schedule I of the Note Purchase Agreement setting forth the revised Commitments of the Committed Purchasers.

"Committed Purchaser" means any Alternate Purchaser or any Non-Conduit Committed Purchaser.

"Commodity Exchange Act" means the Commodity Exchange Act of 1936, as amended.

"Conduit" means any commercial paper conduit identified as a Conduit on Schedule I to the Note Purchase Agreement.

"Consenting Lender" means [***].

"Consumer Protection Law" means all Applicable Laws and implementing regulations protecting the rights of consumers, including but not limited to those Applicable Laws enforced or administered by the Consumer Financial Protection Bureau, the Federal Trade Commission, and any other federal or state Governmental Authority (such as, by way of example, the California Department of Consumer Affairs) empowered with similar responsibilities.

"Conveyed Property" has the meaning set forth in the Sale and Contribution Agreement.

"Corporate Revolver" means the Amended and Restated Credit Agreement, entered into as of November 1, 2013 among SolarCity, as borrower, the guarantors party thereto, Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer and the lenders party thereto.

"Corporate Trust Office" means the office of the Indenture Trustee at which its corporate trust business shall be administered, which office on the Closing Date shall be (a) for note transfer purposes and for purposes of presentment and surrender of the Notes for the final

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distributions thereon, U.S. Bank National Association, 111 E. Fillmore Avenue, EP-MN-WS2N, St. Paul, Minnesota 55107, Attention: Transfers, and (b) for all other purposes, U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, Attention: Global Structured Finance – SolarCity Finance Company, or such other address as shall be designated by the Indenture Trustee in a written notice to the Issuer and the Manager.

"Cost of Funds" means, with respect to any Interest Accrual Period the sum (without duplication) of the following amounts: with respect to (x) any Purchaser Group, (a) the amount of interest accrued with respect to the portion of the Purchaser Invested Amount funded by the Conduit which is a member of such Purchaser Group at a rate equal to the CP Rate applicable to such Conduit for such Interest Accrual Period and (b) the amount of interest accrued with respect to the portion of the Purchaser Invested Amount funded by any Alternate Purchaser which is a member of such Purchaser Group with respect to such Conduit at either the Adjusted LIBOR Rate or, if Adjusted LIBOR is not available, the Bank Base Rate and (y) any Non-Conduit Committed Purchaser, the amount of interest accrued with respect to its Purchaser Invested Amount at the LIBOR Rate or, if the LIBOR Rate is not available, the Bank Base Rate.

"Covered Solar Assets Information” has the meaning set forth in Section 5.1 of the Management Agreement.

"Covered Solar Loan" means, for purposes of the Management Agreement and the Servicing Agreement, each Solar Loan set forth on the Schedule of Solar Loans attached to the Indenture.

"CP Rate" means for any day for any Increase and for any Conduit, to the extent such Conduit funds such Increase by issuing Commercial Paper, the rate determined by such Conduit based upon the per annum rate equivalent to the weighted average cost (as reasonably determined by such Conduit, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit, other borrowings by such Conduit and any other costs associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that is reasonably allocated, in whole or in part, by such Conduit or its related Funding Agent to the funding or maintaining of such Increase on such day (the proceeds of which may also be allocated in part to the funding of other assets of such Conduit (and, if such proceeds are allocated in part to the funding of other assets of such Conduit the costs associated with such funding will also be allocated in the appropriate portion to the funding of such other asset)); provided, however, that if any component of any such rate is a discount rate, in calculating the "CP Rate" for such Increase for such Interest Accrual Period, such Conduit shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

"CRR" means the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013), as amended from time to time.

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"Custodial Agreement" means that certain Custodial Agreement, to be entered into on or prior to the Initial Funding Date by the Custodian, the Indenture Trustee, the Administrative Agent and the Issuer and in such form acceptable to the Administrative Agent.

"Custodian" shall have the meaning set forth in the Custodial Agreement.

"Custodian Fee" shall have the meaning set forth in the Custodial Agreement.

"Custodian File" shall have the meaning set forth in the Custodial Agreement.

"Customer Agreement" means (i) the Customer System Sale Agreement and (ii) the Obligor Note.

"Customer System Sale Agreement" means the sale agreement between an Obligor and SolarCity for the purchase of a PV System and the Customer Warranty Agreement.

"Customer Warranty Agreement" means any separate production warranty agreement provided by SolarCity to an Obligor (which may be an exhibit to a Customer System Sale Agreement) in connection with the performance and installation of the related PV System that specified a minimum level of solar energy production, as measured in kWh for a specified time period.

"Cut-Off Date" means, for each Solar Loan, the date specified in the related Schedule of Solar Loans as the date after which all subsequent collections related to such Solar Loan are sold by the Originator to the Issuer and pledged by the Issuer to the Indenture Trustee.

"Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default, Servicer Event of Default or a Manager Termination Event.

"Default Level" means, for any Collection Period, the quotient (expressed as a percentage) of (i) the sum of the Discounted Solar Asset Balances of all Solar Loan that became Defaulted Solar Loans during such Collection Period (other than Defaulted Solar Loans repurchased by the Originator pursuant to Section 7 of the Sale and Contribution Agreement), divided by (ii) the Aggregate Discounted Solar Asset Balance on the first day of such Collection Period.

"Defaulted Solar Loan" means any Solar Loan for which (i) all or a portion of a scheduled Solar Loan Payment is delinquent by more than [***] days from its original due date and is not remedied within such [***]-day period or (ii) the Servicer has determined that such Solar Loan should be fully written off in accordance with the Obligor Collections Policy.  For the avoidance of doubt, failure by an Obligor to make its Rate Reduction Payment will not cause the related Solar Loan to be a Defaulted Solar Loan.

"Defective Solar Loan" means a Solar Loan with respect to which it is determined by the Administrative Agent or the Servicer, at any time, that the Originator or the Issuer breached one

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or more of the applicable representations or warranties regarding eligibility of such Solar Loan contained in Schedule I to the Sale and Contribution Agreement at the time of (i) the assignment by the Originator to the Issuer pursuant to the Sale and Contribution Agreement or (ii) the Grant by the Issuer to the Indenture Trustee under the Indenture, unless such breach has been waived, in writing, by the Administrative Agent, acting at the direction of the Majority Facility Investors.

"Delinquent Solar Loan" means any Solar Loan for which all or a portion of a scheduled Solar Loan Payment is delinquent by more than [***] days from its original due date and is not remedied within such [***]-day period; provided, if the related PV System has been turned off prior to the [***]-day period or if at any time a Solar Loan is satisfied (other than by payment), subordinated or rescinded or  becomes subject to a pending lawsuit which, if decided adversely, would materially and adversely affect (A) the condition (financial or otherwise), business or operations of the Issuer, (B) the ability of the Issuer to perform its obligations under, or the validity or enforceability of, the Indenture or any other Transaction Document to which it is a party, (C) such Solar Loan (including, without limitation, its validity, enforceability or collectability) or title of the Issuer to such Solar Loan, or (D) the Issuer’s or the Indenture Trustee's ability to foreclose or otherwise enforce its rights with respect to such Solar Loan, such Solar Loan will be considered a Delinquent Solar Loan.  For the avoidance of doubt, failure by the related Obligor to make its Rate Reduction Payment will not cause the related Solar Loan to be a Delinquent Solar Loan.

"Delivery" means, when used with respect to Account Property:

(1)(a)with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9‑102(a)(47) of the UCC, transfer thereof:

(i)by physical delivery to the Indenture Trustee, indorsed to, or registered in the name of, the Indenture Trustee or its nominee or indorsed in blank;

(ii)by the Indenture Trustee continuously maintaining possession of such instrument; and

(iii)by the Indenture Trustee continuously indicating by book-entry that such instrument is credited to the related Account;

(b)with respect to a "certificated security" (as defined in Section 8‑102(a)(4) of the UCC), transfer thereof:

(i)by physical delivery of such certificated security to the Indenture Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Indenture Trustee or indorsed in blank;

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(ii)by the Indenture Trustee continuously maintaining possession of such certificated security; and

(iii)by the Indenture Trustee continuously indicating by book-entry that such certificated security is credited to the related Account;

(c)with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC, transfer thereof:

(i)by (x) book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee of the purchase by the securities intermediary on behalf of the Indenture Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee and continuously indicating that such securities intermediary holds such book-entry security solely as agent for the Indenture Trustee or (y) continuous book-entry registration of such property to a book-entry account maintained by the Indenture Trustee with a Federal Reserve Bank; and

(ii)by the Indenture Trustee continuously indicating by book-entry that property is credited to the related Account;

(d)with respect to any asset in the Accounts that is an "uncertificated security" (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (c) above or clause (e) below:

(i)transfer thereof:

(A)by registration to the Indenture Trustee as the registered owner thereof, on the books and records of the issuer thereof; or

(B)by another Person (not a securities intermediary) who either becomes the registered owner of the uncertificated security on behalf of the Indenture Trustee, or having become the registered owner, acknowledges that it holds for the Indenture Trustee; or

(ii)the issuer thereof has agreed that it will comply with instructions originated by the Indenture Trustee with respect to such uncertificated security without further consent of the registered owner thereof; or

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(e)in the case of each security in the custody of or maintained on the books of a clearing corporation (as defined in Section 8-102(a)(5)) or its nominee, by causing:

(i)the relevant clearing corporation to credit such security to a securities account of the Indenture Trustee at such clearing corporation; and

(ii)the Indenture Trustee to continuously indicate by book-entry that such security is credited to the related Account;

(f)with respect to a "security entitlement" (as defined in Section 8-102(a)(17) of the UCC) to be transferred to or for the benefit of a collateral agent and not governed by clauses (c) or (e) above:  if a securities intermediary (A) indicates by book entry that the underlying "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to be the Indenture Trustee's "securities account" (as defined in Section 8-501(a) of the UCC), (B) receives a financial asset from the Indenture Trustee or acquires the underlying financial asset for the Indenture Trustee, and in either case, accepts it for credit to the Indenture Trustee's securities account or (C) becomes obligated under other law, regulation or rule to credit the underlying financial asset to the Indenture Trustee's securities account, the making by the securities intermediary of entries on its books and records continuously identifying such security entitlement as belonging to the Indenture Trustee; and continuously indicating by book-entry that such securities entitlement is credited to the Indenture Trustee's securities account; and by the Indenture Trustee continuously indicating by book-entry that such security entitlement (or all rights and property of the Indenture Trustee representing such securities entitlement) is credited to the related Account; and/or

(2)In the case of any such asset, such additional or alternative procedures as are now or may hereafter become appropriate to effect the complete transfer of ownership of, or control over, any such assets in the Accounts to the Indenture Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof.

In each case of Delivery contemplated by the Indenture, the Indenture Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that securities are held in trust pursuant to and as provided in the Indenture.

"Determination Date" means, with respect to a Payment Date, the 15th day of the calendar month in which such Payment Date occurs, or if such day is not a Business Day, the next succeeding Business Day.

"Discount Rate" means, as of any date of determination, the greater of (i) 6.00% and (ii) the Carrying Cost Rate.

"Discounted Solar Asset Balance" means, with respect to a Solar Loan and as of any Calculation Date, an amount equal to the present value of the remaining and unpaid stream of Net Scheduled Payments for such Solar Loan on or after such Calculation Date, based upon

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discounting such Net Scheduled Payments to such Calculation Date at an annual rate equal to the Discount Rate; provided, however, that any Defective Solar Loan, Defaulted Solar Loan, Delinquent Solar Loan or Ineligible Solar Loan will be deemed to have a Discounted Solar Asset Balance equal to [***].

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended from time to time and any successor statute, together with the rules and regulations thereunder.

"ECP Asset Amount" means, for any date of determination, an amount equal to sum of (i) the Discounted Solar Asset Balances of all Borrowing Base Solar Loans and (ii) amounts on deposit in the Collection Account, the Liquidity Reserve Account and the Inverter Replacement Reserve Account.

"Eligible Account" means either (i) a segregated account or accounts maintained with an institution whose deposits are insured by the Federal Deposit Insurance Corporation, the unsecured and uncollateralized long-term debt obligations of which institution shall be rated "AA-" or higher by S&P and the short-term debt obligations of which are in the highest short term rating category by the Rating Agency, and which is (a) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any State, (c) a national banking association duly organized and validly existing under the federal banking laws or (d) a subsidiary of a bank holding company, and as to which the Rating Agency has indicated that the use of such account shall not cause the withdrawal of its rating on any Notes, or (ii) a segregated trust account or accounts maintained with the trust department of a federal or State chartered depository institution, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity, and acceptable to the Rating Agency.

"Eligible Institution" means (i) the corporate trust department of the Indenture Trustee or (ii) a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (a) has either (1) a long-term unsecured debt rating of "AA" or better by the Rating Agency or (2) a certificate of deposit rating of "A-1+" by the Rating Agency and (b) whose deposits are insured by the FDIC.

"Eligible Investments" means any one or more of the following obligations or securities:

(i)(a) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; (b) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are assigned the highest credit rating by the Rating Agency; and (c) evidence of ownership of a proportionate interest in specified obligations described in (a) and/or (b) above;

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(ii)demand, time deposits, money market deposit accounts, certificates of deposit of, and federal funds sold by, depository institutions or trust companies (including the Indenture Trustee acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof (or domestic branches of foreign banks), subject to supervision and examination by federal or state banking or depository institution authorities, and having, at the time of the Issuer's investment or contractual commitment to invest therein, a short term unsecured debt rating of "A-1" by the Rating Agency;

(iii)securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a rating of no less than "A-1+" by the Rating Agency and a maturity of no more than 365 days;

(iv)commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the closing date thereof) of any corporation (other than the Issuer, but including the Indenture Trustee, acting in its commercial capacity), incorporated under the laws of the United States of America or any State thereof, that, at the time of the investment or contractual commitment to invest therein, a rating of "A-1" by the Rating Agency;

(v)money market mutual funds, including, without limitation, those of the Indenture Trustee or any Affiliate thereof, or any other mutual funds registered under the 1940 Act which invest only in other Eligible Investments, having a rating, at the time of such investment, of no less than "AAAm" or "AAAm-G" by the Rating Agency, including any fund for which U.S. Bank, the Indenture Trustee, or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (a) U.S. Bank, or an Affiliate thereof, charges and collects fees and expenses from such funds for services rendered, (b) U.S. Bank, the Indenture Trustee or an Affiliate thereof, charges and collects fees and expenses for services rendered under the Transaction Documents and (c) services performed for such funds and pursuant to the Transaction Documents may converge at any time; or

(vi)money market deposit accounts, demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated "A-1+" by the Rating Agency.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

With respect to clause (v) immediately above, U.S. Bank, or an Affiliate thereof may charge and collect such fees from such funds as are collected customarily for services rendered to such funds (but not to exceed investments earnings thereon).

The Indenture Trustee may purchase from or sell to itself or an Affiliate, as principal or agent, the Eligible Investments listed above.  All Eligible Investments in an Account shall be made in the name of the Indenture Trustee for the benefit of the Noteholders.

"Eligible Manufacturers" means the equipment manufacturers listed on the Approved Vendor List.

"Eligible Solar Loan" means a Solar Loan meeting, as of the Funding Date on which such Solar Loan was sold by the Originator to the Issuer pursuant to the Sale and Contribution Agreement and pledged to by the Issuer to the Indenture Trustee pursuant to the Indenture, all of the requirements specified in Schedule I of the Sale and Contribution Agreement.

"Eligible State" means each of [***] and each other State from time to time presented by the Originator to the Administrative Agent, with a copy to the Issuer, and approved in writing by the Administrative Agent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute, together with the rules and regulations thereunder.

"Event of Default" shall have the meaning set forth in Section 9.01 of the Indenture.

“Event of Loss” means, with respect to a PV System, the occurrence of any damage or destruction by fire, theft or other casualty and such PV System has become inoperable because of such event.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Excluded Loan Balance" means, as of any date of determination following the Ramp-Up Period, the sum of the following:

(i)the amount by which the aggregate Discounted Solar Asset Balance of all Borrowing Base Solar Loans for which the related Obligor is a resident of the Highest State Concentration exceeds [***]% of the Aggregate Discounted Solar Asset Balance; plus

(ii)the amount by which the aggregate Discounted Solar Asset Balance of all Borrowing Base Solar Loans for which the related Obligor is a resident of the Highest Three State Concentration exceeds [***]% of the Aggregate Discounted Solar Asset Balance; plus

(iii)the amount by which the aggregate Discounted Solar Asset Balance of all Borrowing Base Solar Loans for which the related Obligor is a resident of the Highest Five County Concentration exceeds [***]% of the Aggregate Discounted Solar Asset Balance; plus

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(iv)the amount by which the aggregate Discounted Solar Asset Balance of all Borrowing Base Solar Loans for which the related Obligor is a resident of the Highest Ten County Concentration exceeds [***]% of the Aggregate Discounted Solar Asset Balance; plus

(v)the amount by which the aggregate Discounted Solar Asset Balance of all Borrowing Base Solar Loans for which the related Obligor is a resident of the Highest Five Utility District Concentration exceeds [***]% of the Aggregate Discounted Solar Asset Balance; plus

(vi)the amount by which the aggregate Discounted Solar Asset Balance of all Borrowing Base Solar Loans for which the initial Solar Loan Balance is greater than $[***] exceeds [***]% of the Aggregate Discounted Solar Asset Balance; plus

(vii)the amount by which the aggregate Discounted Solar Asset Balance of all Borrowing Base Solar Loans for which the related PV System is comprised of used (but undamaged) parts and materials and the related Obligor has accepted and acknowledged that such PV System has used parts and materials exceeds [***]% of the Aggregate Discounted Solar Asset Balance.

During the Ramp-Up Period, the Excluded Loan Balance shall be equal to $[***].

"Excluded Taxes" shall have the meaning set forth in Section 4.2 of the Note Purchase Agreement.

"Extended Portion" means, with respect to any Purchaser Group or Non-Conduit Committed Purchaser that is extending the Facility Termination Date with respect to less than all of its Purchaser Commitment Amount, an amount equal to the portion of such Purchaser Group or Non-Conduit Committed Purchaser's Purchaser Invested Amount that is being extended.

"Facility Limit" means, on any date of determination, the sum of the Class A Facility Limit and the Class B Facility Limit.

"Facility Termination Date" means the earlier to occur of (i) the Maturity Date and (ii) the acceleration of the Notes following the occurrence of an Event of Default.

"FATCA" means Sections 1471 through 1474 of the Code, any current or future Treasury Regulations promulgated thereunder or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b) of the Code.

"FATCA Withholding Tax" means any withholding or deduction pursuant to FATCA.

"Fee Letter" means, as the context shall require, the (i) Fee Letter among the Issuer, FinCo, SolarCity, each Purchaser, the Administrative Agent, each Funding Agent and Non-Conduit Committed Purchaser relating to the Up-Front Fees and (ii) Fee Letter among the Issuer, FinCo, SolarCity and the Structuring Agent relating to the Structuring Fee.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

"FICO" means a credit risk score for individuals calculated using the model developed by Fair, Isaac and Company.  Any reference to a FICO score in a Transaction Document means the FICO score attributed to any Obligor at the time of sale of a PV System to such Obligor; provided that if there is more than one Obligor with respect to a Solar Loan, any reference to a FICO score in a Transaction Document means the FICO score attributed to the primary Obligor, in each case at the time of sale of a PV System to such Obligors.

"Financing Statements" means, collectively, the Originator Financing Statement and the Issuer Financing Statement.

"FinCo" means SolarCity Finance Company, a Delaware limited liability company.

"Force Majeure Event" means any event or circumstances beyond the reasonable control of and without the fault or negligence of the Person claiming Force Majeure.  It shall include, without limitation, failure or interruption of the production, delivery or acceptance of electricity due to: an act of god; war (declared or undeclared); sabotage; riot; insurrection; civil unrest or disturbance; military or guerilla action; terrorism; economic sanction or embargo; civil strike, work stoppage, slow-down, or lock-out; explosion; fire; earthquake; abnormal weather condition or actions of the elements; hurricane; flood; lightning; wind; drought; the binding order of any Governmental Authority (provided that such order has been resisted in good faith by all reasonable legal means); the failure to act on the part of any Governmental Authority (provided that such action has been timely requested and diligently pursued); unavailability of electricity from the utility grid, equipment, supplies or products (but not to the extent that any such availability of any of the foregoing results from the failure of the Person claiming Force Majeure to have exercised reasonable diligence); and failure of equipment not utilized by or under the control of the Person claiming Force Majeure.

"Funding Agent" shall have the meaning set forth in the preamble of the Note Purchase Agreement.

"Funding Date" means the Initial Funding Date or the date on which the Aggregate Outstanding Note Balance is increased pursuant to Section 2.2 of the Note Purchase Agreement.

"Funding Percentage" means, with respect to holders of the Class A Notes, 80% and with respect to the holders of the Class B Notes, 20%.

"GAAP" means (i) generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied and (ii) upon mutual agreement of the parties, internationally recognized generally accepted accounting principles, consistently applied.

"Governmental Authority" means any national, federal, State, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

"Grant" means to pledge, create and grant a security interest in and with regard to property.  A Grant of a Solar Loan or of any other instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments in respect of such collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

"Hedge Agreement" means, collectively, (i) the related ISDA Master Agreement, the related Schedule to the ISDA Master Agreement, and the related Confirmation or (ii) a long form confirmation.

"Hedge Counterparty" means the initial counterparty under a Hedge Agreement, and any Qualified Hedge Counterparty to such Hedge Agreement thereafter.

"Hedge Requirements" means the requirements of the Issuer to (i) upon the occurrence of a Hedge Trigger Event and on each Funding Date thereafter, enter into one or more interest rate cap agreements with a Qualified Hedge Counterparty, under which (a) the Issuer shall, for the remaining duration of the Revolving Period, receive on a monthly basis, on or about each Payment Date, a floating rate of interest based on LIBOR in exchange for the payment by the Issuer of a premium payable at the time such interest rate cap agreement is entered into, (b) the strike rate is not more than [***]%, and (c) the notional balance is equal to the Aggregate Outstanding Note Balance after giving effect to the applicable Funding Date, and (ii) on each Funding Date, enter into a forward-starting interest rate swap agreement at the then applicable Swap Rate and on an amortizing schedule determined using the methodology illustrated by the definition of Swap Rate with an effective date as of the Maturity Date; in each of the case of (i) and (ii) above, on terms and conditions and pursuant to such documentation as shall be acceptable to the Administrative Agent.

"Hedge Trigger Event" means the earliest to occur of: (i) with respect to any Interest Accrual Period, LIBOR is greater than or equal to [***]%; (ii) the end of the Revolving Period; and (iii) the date which is 30 days prior to the Maturity Date.

"Highest Five County Concentration" means the counties in the United States with the five highest concentrations of Obligors, measured by the aggregate Discounted Solar Asset Balance of related Borrowing Base Solar Loans and the Aggregate Discounted Solar Asset Balance.

"Highest Five Utility District Concentration" means the utility districts in the United States with the five highest concentrations of Obligors, measured by the aggregate Discounted Solar Asset Balance of related Borrowing Base Solar Loans and the Aggregate Discounted Solar Asset Balance.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

"Highest Lawful Rate" shall have the meaning set forth in Section 4 of the Sale and Contribution Agreement.

"Highest State Concentration" means the States in the United States (other than California) with the highest concentration of Obligors, measured by the aggregate Discounted Solar Asset Balance of related Borrowing Base Solar Loans and the Aggregate Discounted Solar Asset Balance.

"Highest Ten County Concentration" means the counties in the United States with the ten highest concentrations of Obligors, measured by the aggregate Discounted Solar Asset Balance of related Borrowing Base Solar Loans and the Aggregate Discounted Solar Asset Balance.

"Highest Three State Concentration" means the States in the United States (other than California) with the three highest concentrations of Obligors, measured by the aggregate Discounted Solar Asset Balance of related Borrowing Base Solar Loans and the Aggregate Discounted Solar Asset Balance.

"Holder" means a Noteholder.

"Increase" shall have the meaning set forth in Section 2.2(a) of the Note Purchase Agreement.

"Indemnifiable Event" shall have the meaning set forth in Section 4.1 of the Note Purchase Agreement.

"Indemnified Amounts" shall have the meaning set forth in Section 4.1 of the Note Purchase Agreement.

"Indemnified Parties" shall have the meaning set forth in Section 4.1 of the Note Purchase Agreement.

"Indenture" means the indenture between the Issuer and the Indenture Trustee, dated as of the Closing Date.

"Indenture Trustee" means U.S. Bank, until a successor Person shall have become the Indenture Trustee pursuant to the applicable provisions of the Indenture, and thereafter "Indenture Trustee" means such successor Person in its capacity as indenture trustee.

"Indenture Trustee Fee" means, for each Payment Date (in accordance with and subject to the Priority of Payments), an amount equal to $[***].

"Independent Accountants" means a nationally recognized firm of public accountants selected by the Servicer; provided, that such firm is independent with respect to the Servicer within the meaning of the Securities Act.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

"Ineligible Solar Loan" means, a Borrowing Base Solar Loan which, as of a Funding Date or a Determination Date, does not meet any of the requirements set forth in items 2, 3, 4, 7, 8, 9, 11, 17, 19, 21, 22, 23, 25, 26, 30 on Schedule I of the Sale and Contribution Agreement, is a Terminated Solar Loan or does not meet the following requirements: (i) if any components of the related PV System were replaced after the time of installation, such replacement components were manufactured by Eligible Manufacturers and all Manufacturer Warranties relating to such replacement components of the related PV System were in full force and effect; (ii) if any parts and materials are installed in connection with the related PV System after the date on which the related Solar Loan was sold to the Issuer, such parts and materials are undamaged at the time of installation; and (iii) permission to operate with respect to the related PV System has not been revoked and such PV System has generated electricity.

"Initial Aggregate Outstanding Note Balance" shall be zero on the Closing Date and thereafter shall have the meaning set forth in Section 2.1 of the Note Purchase Agreement.

"Initial Funding Date" means the date initial purchases are made of the Notes pursuant to Article II of the Note Purchase Agreement.

"Insurance Proceeds" means any funds, moneys or other net proceeds received by the Issuer as an additional insured in connection with the physical loss or damage to a PV System, including lost revenues through business interruption insurance, or any other incident.

"Interconnection Agreement" means, with respect to a PV System, a contractual obligation between a utility and an Obligor that allows the Obligor to interconnect such PV System to the utility electrical grid.

"Interest Accrual Period" means for each Payment Date, the period from and including the immediately preceding Payment Date to but excluding such Payment Date; provided, that the Interest Accrual Period for the initial Payment Date shall be the actual number of days from and including the Closing Date to, but excluding the initial Payment Date; provided, further, that with respect to the calculation of the Class A Interest Distribution Amount and the Class B Interest Distribution Amount, the Interest Accrual Period for the first Payment Date to occur after the Initial Funding Date shall be the actual number of days from and including the Initial Funding Date to, but excluding, such Payment Date.

"Inverter" means, with respect to a PV System, the necessary device required to convert the variable direct electrical current (DC) output from a Solar Photovoltaic Panel into a utility frequency alternating electrical current (AC) that can be used by an Obligor's home or property, or that can be fed back into a utility electrical grid pursuant to an Interconnection Agreement.

"Inverter Replacement Reserve Account" means the segregated trust account with that name established with and in the name of the Indenture Trustee pursuant to Section 5.01 of the Indenture.

"Inverter Replacement Reserve Deposit" means, with respect to a given Determination Date, an amount equal to the lesser of (i) the product of (a) [***] and (b) the aggregate DC

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

nameplate capacity (measured in kW) of all the PV Systems related to the Solar Loans as set forth in the applicable Monthly Servicer Report and (ii) (a) the Inverter Replacement Reserve Required Amount as of such Determination Date, minus (b) the amount on deposit in the Inverter Replacement Reserve Account as of the related Determination Date.

"Inverter Replacement Reserve Required Amount" means, with respect to a given Determination Date, the product of (i) $[***], and (ii) the aggregate DC nameplate capacity (measured in kW) of all PV Systems related to the Solar Loans set forth in the applicable Monthly Servicer Report on such Determination Date that have related Customer Agreements with remaining terms that exceed the remaining terms of the Manufacturer Warranty for the Inverter associated with such PV System.

"Issuer" means FTE Solar I, LLC, a Delaware limited liability company.

"Issuer Financing Statement" means a UCC‑1 financing statement naming the Indenture Trustee as the secured party and the Issuer as the debtor.

"Issuer Operating Agreement" means that certain Limited Liability Company Agreement of the Issuer dated January 9, 2015.

"Issuer Order" means a written order or request signed in the name of the Issuer by an Authorized Officer and delivered to the Indenture Trustee.

"Issuer Secured Obligations" means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Indenture Trustee for the benefit of the Noteholders and the Hedge Counterparties under the Indenture, the Notes or any Hedge Agreement, as applicable.

"Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, guideline, judgment, injunction, writ, decree or award of any Official Body.

"LIBOR" means, an interest rate per annum equal to the rate appearing on Reuters (the "Service") Page LIBOR01 (or on any successor or substitute page of the Service, or any successor to or substitute for the Service, providing rate quotations comparable to those currently provided on such page of the Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Accrual Period, as the rate for U.S. Dollar deposits with a maturity of one month.

"Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law.

"Liquidation Fee" means for (i) any Note held by a Conduit for which interest is computed by reference to the CP Rate and a reduction of the principal balance of the relevant

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Note is made for any reason or (ii) any Interest Accrual Period for which interest is computed by reference to One-Month LIBOR and a reduction of the principal balance of the relevant Note is made for any reason, in each case, on any day other than the last day of such Interest Accrual Period, the amount, if any, by which (A) the additional interest (calculated without taking into account any Liquidation Fee or any shortened duration of such Interest Accrual Period) which would have accrued during such Interest Accrual Period on the reductions of principal balance of the Note relating to such Interest Accrual Period had such reductions not occurred, exceeds (B) the income, if any, received by the Conduit or the Committed Purchaser which holds such Note from the investment of the proceeds of such reductions of principal balance.  A statement as to the amount of any Liquidation Fee (including the computation of such amount) shall be submitted by the affected Conduit or Committed Purchaser to the Issuer and shall be prima facie evidence of the matters to which it relates for the purpose of any litigation or arbitration proceedings, absent manifest error or fraud.

"Liquidity Reserve Account" means the segregated trust account with that name established with and in the name of the Indenture Trustee pursuant to Section 5.01 of the Indenture.

"Liquidity Reserve Account Required Balance" means, as of any Funding Date or any Payment Date, an amount equal to the product of (i) [***], (ii) [***], (iii) the Carrying Cost Rate and (iv) the then Aggregate Outstanding Note Balance as of such Funding Date or Payment Date (if on a Payment Date, the Aggregate Outstanding Note Balance after principal payments made on such Payment Date).

"Loan Balance" means the outstanding principal balance under an Obligor Note.

"Lockbox Account" means that certain account established at the Lockbox Bank and maintained in the name of Issuer (subject to the Account Control Agreement) and to which the Servicer has instructed all Obligors to direct all Solar Loan Payments, as applicable.

"Lockbox Bank" means Bank of America, N.A.

"Lockbox Bank Fees and Charges" mean those debits from the Lockbox Account expressly permitted under the Account Control Agreement.

"Lockbox Bank Retained Balance" means the amount set forth in Section 14(j) of the Account Control Agreement for the payment of Lockbox Bank Fees and Charges.

"Maintenance Log" shall have the meaning set forth in Exhibit A of the Management Agreement.

"Majority Facility Investors" means at any time, Purchaser Groups and/or Non-Conduit Committed Purchasers having Applicable Commitment Percentages aggregating more than 51% of the Facility Limit and the Consenting Lender.

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"Management Agreement" means that certain Management Agreement, dated as of the Closing Date, between the Manager, the Administrative Agent and the Issuer.

"Management Standard" shall have the meaning set forth in Section 2.1(a) of the Management Agreement.

"Manager" means SolarCity as the initial Manager or any other Replacement Manager acting as Manager pursuant to the Management Agreement.  Unless the context otherwise requires, "Manager" also refers to any successor Manager appointed pursuant to the Management Agreement.

"Manager/Servicer Transition Agreement" means that certain Manager/Servicer Transition Agreement, dated as of the Closing Date, among the Transition Service Provider, the Administrative Agent, the Servicer, the Manager, the Issuer and the Indenture Trustee.

"Manager Extraordinary Expenses" means (i) extraordinary expenses incurred by the Manager in accordance with the Management Standard in connection with (a) its performance of maintenance and operations services on a PV System on an emergency basis in order to prevent serious injury, loss or damage to persons or property, (b) any litigation pursued by the Manager in respect of Manufacturer Warranties, (c) any litigation pursued by the Manager in respect of a Customer Agreement, or (d) the replacement of Inverters that do not have the benefit of a Manufacturer Warranty, to the extent not reimbursed from the Inverter Replacement Reserve Account, and (ii) to the extent (a) a PV System suffers an Event of Loss, (b) Insurance Proceeds are reduced by any applicable deductible and (c) the Manager incurs costs related to the repair, restoration, replacement or rebuilding of such PV System in excess of the Insurance Proceeds, an amount equal to the lesser of such excess and the applicable deductible.

"Manager Fee" means for each Payment Date (in accordance with and subject to the Priority of Payments) an amount equal to the product of (i) one-twelfth of the Manager Fee Base Rate and (ii) the aggregate DC nameplate capacity (measured in kW) of all the PV Systems related to the Solar Loans as set forth in the applicable Monthly Servicer Report as of the first day of the related Collection Period (excluding Defaulted Solar Loans that are not operational and not in the process of being removed or redeployed).

"Manager Fee Base Rate" means initially $[***] which amount shall be increased on each annual anniversary of the initial Determination Date by [***]%.

"Manager Termination Event" shall have the meaning set forth in Section 6.1 of the Management Agreement.

"Manufacturer Warranty" means any warranty given by a manufacturer of a PV System relating to such PV System or any part or component thereof.

"Margin Stock" shall have the meaning set forth in Regulation U.

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"Marketable REC" means a renewable energy certificate representing any and all environmental credits, benefits, emissions reductions, offsets and allowances, howsoever entitled, that are created or otherwise arise from a PV System's generation of electricity, including, but not limited to, a solar renewable energy certificate issued to comply with a State's renewable portfolio standard and in each case resulting from the avoidance of the emission of any gas, chemical, or other substance attributable to the generation of solar energy by a PV System.

"Material Adverse Effect" means, with respect to any Person and any event or circumstance, a material adverse effect on (i) the business, properties, operations or condition (financial or otherwise) of such Person, (ii) the ability of such Person to perform its respective obligations under any Transaction Documents to which it is a party, (iii) the validity or enforceability of, or collectability of amounts payable by such Person under, any Transaction Documents to which it is a party, (iv) the status, existence, perfection or priority of any Lien granted by such Person under any Transaction Documents to which it is a party, or (v) the value, validity, enforceability or collectability of the Trust Estate.

"Maturity Date" means the Payment Date occurring in January 2017.

"Monthly Servicer Report" means a report substantially in the form specified in Section 5.1 of the Servicing Agreement, delivered to the Issuer, the Indenture Trustee, the Administrative Agent and the Transition Service Provider by the Servicer pursuant to the Servicing Agreement.

"Net Metering Agreement" means, with respect to a PV System, as applicable, a contractual obligation between a utility and an Obligor (and, in some cases, the owner of the related PV System) that allows the Obligor to offset its regular utility electricity purchases by receiving a bill credit at a specified rate for energy generated by such PV System that is exported to the utility electrical grid and not consumed by the Obligor on its property.  A Net Metering Agreement may be embedded or acknowledged in an Interconnection Agreement.

"Net Scheduled Payment" means for a Solar Loan and any Collection Period an amount equal (i) the aggregate Solar Loan Payments for such Solar Loan due and payable during such Collection Period, minus (ii) the Allocated Fees for such Solar Loan during such Collection Period; provided, however, that a Net Scheduled Payment for any Solar Loan will not take into account the Rate Reduction Payment required to be made by the related Obligor.

"Non-Conduit Committed Purchaser" means any Purchaser which is designated as a Non-Conduit Committed Purchaser on Schedule I to the Note Purchase Agreement, and any permitted assignee thereof.

"Non-Rate Reduction Payment Percentage" means for any date of determination, [***]% less the Rate Reduction Payment Percentage for such date.

"Note" or "Notes" means, collectively, the Class A Notes and the Class B Notes.

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"Note Purchase Agreement" means that certain Note Purchase Agreement dated January 9, 2015, among the Issuer, FinCo, SolarCity, the Purchasers, Funding Agents and the Administrative Agent, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with its terms, as amended, modified or supplemented from time to time in accordance with the terms thereof.

"Note Register" and "Note Registrar" shall have the meanings set forth in Section 2.07 of the Indenture.

"Noteholder" or "Noteholders" means the Person in whose name a Note is registered in the Note Register.

"Noteholder FATCA Information" means information sufficient to eliminate the imposition of U.S. withholding tax under FATCA.

"Noteholder Tax Identification Information" means properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, IRS Form W‑9 (or applicable successor form) in the case of a person that is a "United States Person" within the meaning of Section 7701(a)(30) of the Code, or the appropriate IRS Form W‑8 (or applicable successor form) in the case of a person that is not a "United States Person" within the meaning of Section 7701(a)(30) of the Code).

"Notes Increase Amount" shall have the meaning set forth in Section 2.2(a) of the Note Purchase Agreement.

"Notice of Prepayment" means the notice in the form of Exhibit C to the Indenture.

"NPA Costs" means, as of any Payment Date, the Breakage Costs and all other Obligations due and payable on such Payment Date in accordance with the Note Purchase Agreement.

"O&M Services" shall have the meaning set forth in Section 2.1 of the Management Agreement.

"Obligations" means and includes, with respect to each of the Issuer or the Originator, respectively, all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Administrative Agent or any Purchaser by such Person of any kind or nature, present or future, arising under any Transaction Document or the Notes or any other instruments, documents or agreements executed and/or delivered in connection with any of the foregoing, but, in the case of the Originator, solely to the extent the Originator is a party thereto, whether or not for the payment of money, whether arising by reason of an extension of credit, the issuance of a letter of credit, a loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising. The term includes, without limitation, the principal amount of all Increases, together with interest, charges, expenses, fees, attorneys’ and paralegals’ fees and expenses, any other sums chargeable to the Issuer or the Originator, as the case may be, under

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any Transaction Document pursuant to which it arose but, in the case of the Originator, solely to the extent the Originator is a party thereto.

"Obligor" means an obligor under an Obligor Note.

"Obligor Collections Policy" means the Servicer's internal collection policy attached as Exhibit G to the Servicing Agreement and as updated from time to time in accordance with the terms of the Servicing Agreement.

"Obligor Note" means the original, executed promissory note and security agreement or other instrument of indebtedness evidencing the indebtedness by an Obligor for the benefit of the Originator (or any assignee thereof) under a Solar Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note or instrument.

"OFAC" shall have the meaning set forth in Section 3.1(q) of the Note Purchase Agreement.

"Officer's Certificate" means a certificate signed by an Authorized Officer.

"Official Body" means any government, nation or supranational body or political subdivision thereof or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles.

"Opinion of Counsel" means a written opinion of counsel who may, except as otherwise expressly provided in the Indenture, be outside counsel for the Issuer and who shall be reasonably satisfactory to the Indenture Trustee, which shall comply with any applicable requirements of Section 12.02 of the Indenture and which shall be in form and substance satisfactory to the Indenture Trustee.

"Ordinary Course of Business" means the ordinary conduct of business consistent with custom and practice for, as the context may require, rooftop and ground mounted solar businesses (including with respect to quantity and frequency).

"Originator" means FinCo.

"Originator Financing Statement" means a UCC‑1 financing statement naming the Indenture Trustee as the secured party, the Originator as the debtor and the Issuer as the intermediate assignor.

"Outstanding" means, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

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(i)Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)Notes or portions thereof for whose payment money in the necessary amount in prepayment thereof has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Notes;

(iii)Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture; and

(iv)Notes alleged to have been destroyed, lost or stolen for which replacement Notes have been issued as provided for in Section 2.09 of the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser.

"Outstanding Note Balance" means, (a) with respect to any Class of Notes, as of any date of determination, (i) the applicable Funding Percentage of the Initial Aggregate Outstanding Note Balance plus (ii) the aggregate amount of the applicable Funding Percentage of Increases made pursuant to the Indenture and the Note Purchase Agreement, less (iii) the aggregate amount of all principal payments on such Class of Notes on or prior to such date of determination, less (iv) the principal amount of such Class of Notes cancelled pursuant to Section 2.11 of the Indenture; provided, however, that any principal payments required to be returned to the Issuer shall be reinstated to the Outstanding Note Balance and (b) with respect to any Note, as of any date of determination, (i) the Applicable Commitment Percentage as of the Closing Date of the applicable Funding Percentage of the Initial Aggregate Outstanding Not Balance plus (ii) the Applicable Commitment Percentage as of the Closing Date of the applicable Funding Percentage of the aggregate amount of Increases made pursuant to the Indenture and the Note Purchase Agreement, less (iii) the aggregate amount of all principal payments on such Note on or prior to such date of determination, less (iv) the principal amount of such Note cancelled pursuant to Section 2.11 of the Indenture; provided, however, that any principal payments required to be returned to the Issuer shall be reinstated to the Outstanding Note Balance.  For purposes of consents, approvals, voting or other similar acts of the Noteholders under any of the Transaction Documents, "Outstanding Note Balance" shall exclude amounts with respect to Notes or interests in Notes which are held by the Issuer or any Affiliate of the Issuer or any entity consolidated in SolarCity's and/or FinCo's consolidated financial statements.

"Ownership Interest" means, with respect to any Note, any ownership interest in such Note, including any interest in such Note as the Noteholder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

"Parent" means SolarCity, in such capacity under the Parent Guaranty.

"Parent Guaranty" means the parent guaranty, dated as of the Closing Date, by the Parent in favor of the Issuer, the Indenture Trustee and the Administrative Agent.

"Parts" means components of a PV System.

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"Paying Agent" means the Indenture Trustee and any other party appointed as paying agent pursuant to Section 3.03 of the Indenture.

"Payment Date" means the 20th day of each month during which any of the Notes remain Outstanding, beginning in February 2015; provided, if any such day is not a Business Day, then the payments due thereon shall be made on the next succeeding Business Day.

"Payment Facilitation Agreement" means each modification, waiver or amendment agreement (including a replacement Obligor Note) entered into by the Servicer in accordance with the Servicing Standard and the Servicing Agreement on behalf of the Issuer relating to an Obligor Note.

"Payment Facilitation Amount" means, with respect to any Solar Loan for which a Payment Facilitation Agreement has been completed, an amount equal to the excess, if any, of (i) the Discounted Solar Asset Balance of such Solar Loan immediately prior to such Payment Facilitation Agreement being completed (which includes any past due amounts), over (ii) the Discounted Solar Asset Balance of such Solar Loan immediately after completion of such Payment Facilitation Agreement.  For the avoidance of doubt, the scheduled customer payments to be used in the calculation of clause (ii) will be the payment schedule attached to the completed Payment Facilitation Agreement.

"Percentage Interest" means, as of any date with respect to any Purchaser Group or Non-Conduit Committed Purchaser, the percentage equivalent of a fraction, (i) the numerator of which is the outstanding principal amount on such date of the Note registered in the name of the Funding Agent for such Purchaser Group or such Non-Conduit Purchaser, as applicable and (ii) the denominator of which is the Outstanding Note Balance of its Note on such date.

"Perfection UCCs" means, with respect to each Solar Loan and the property related thereto, (i) the date-stamped original of the filed Originator Financing covering such Solar Loan and the related Conveyed Property and (ii) the date-stamped original of the filed Issuer Financing Statement covering the Trust Estate and (iii) the date-stamped original of the filed Termination Statements releasing the Liens held by creditors of FinCo and any other Person (other than as expressly contemplated by the Transaction Documents) covering such Solar Loan and the related Conveyed Property, or, in the case of (iii) above, a copy of search results performed and certified by a national search company indicating that such Termination Statements have been filed in the UCC filing offices of the States in which the Financing Statements being terminated were originally filed.

"Permits" means, with respect to any PV System, the applicable  permits, franchises, leases, orders, licenses, notices, certifications, approvals, exemptions, qualifications, rights or authorizations from or registration, notice or filing with any Governmental Authority required to operate such PV System.

"Permitted Liens" means (i) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings, (ii) any other lien or encumbrance arising under or permitted by the Transaction

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Documents, and (iii) to the extent a PV System constitutes a fixture, any conflicting interest of an encumbrancer or owner of the real property that has or would have priority over the applicable UCC fixture filing.

"Person" means any individual, corporation, partnership, joint venture, association, limited liability company, limited liability partnership, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Governmental Authority.

"Potential Amortization Event" means, (i) an event set forth in Section 6.1 of the Management Agreement which, but for the lapse of time, would constitute a Manager Termination Event, (ii) an event set forth in Section 6.1 of the Servicing Agreement which, but for the lapse of time, would constitute a Servicer Event of Default, (iii) an event set forth in Section 9.1 of the Indenture occurs which, but for the lapse of time, would constitute an Event of Default, or (iv) as of a given date of determination, the Issuer has knowledge of an event or circumstance that would be reasonably expected to result within one month from such date of determination in one of the following events:

(A)the amount on deposit in the Liquidity Reserve Account is less than the Liquidity Reserve Account Required Balance on any Determination Date (after giving effect to distributions to be made on the related Payment Date);

(B)the amount on deposit in the Inverter Replacement Reserve Account is less than the Inverter Replacement Reserve Required Amount on any Determination Date (after giving effect to distributions to be made on the related Payment Date);

(C)the Three Month Rolling Average Solar Loan Payment Level is less than [***]%;

(D)the Three Month Rolling Average Default Level is greater than [***]%; or

(E)a Change of Control with respect to the Issuer occurs.

"PowerGuide Data" has the meaning set forth in Section 4.2 of the Management Agreement.

"Predecessor Notes" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.09 of the Indenture in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

"Prepayment Amount" shall have the meaning set forth in Section 6.01(a) of the Indenture.

"Priority of Payments" shall have the meaning set forth in Section 5.05(a) of the Indenture.

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"Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

"Prudent Industry Practices" means the practices, methods, acts and equipment (including but not limited to the practices, methods, acts and equipment engaged in or approved by a significant portion of the renewable energy electric generation industry operating in the United States in prudent electrical operations) that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that reasonably should have been known at the time a decision was made, would have been expected to accomplish the desired result in a manner that complies with, and is otherwise consistent with, Applicable Law (including, for the avoidance of doubt all Consumer Protection Laws), Permits, codes and standards, equipment manufacturer's recommendations, reliability, safety, environmental protection, efficiency, economy, and expedition.

"Purchaser Commitment Amount" means (i) with respect to any Purchaser Group, the aggregate Commitments of the Alternate Purchasers which are members of such Purchaser Group and (ii) with respect to any Non-Conduit Committed Purchaser, the Commitment of such Non-Conduit Committed Purchaser.  The Purchaser Commitment Amount with respect to each Purchaser Group or Non-Conduit Committed Purchaser shall be reduced to zero on the Facility Termination Date with respect to such Purchaser Group or Non-Conduit Committed Purchaser.

"Purchaser Group" means, collectively, a Conduit and the Alternate Purchaser or Alternate Purchasers with respect to such Conduit.

"Purchaser Invested Amount" means, with respect to any Purchaser Group or Non-Conduit Committed Purchaser as of any date, such Purchaser Group's or Non-Conduit Committed Purchaser's Percentage Interest multiplied by the Outstanding Note Balance with respect to the Class A Notes or the Class B Notes, as applicable, on such date.

"Purchasers" means, collectively, the Conduits and the Committed Purchasers.

"PV System" means, with respect to a Solar Loan, a photovoltaic system, including Solar Photovoltaic Panels, Inverters, Racking Systems, wiring and other electrical devices, as applicable, conduits, weatherproof housings, hardware, remote monitoring equipment, connectors, meters, disconnects and over current devices (including any replacement or additional parts included from time to time).

"QIB" means qualified institutional buyer within the meaning of Rule 144A.

"Qualified Hedge Counterparty" means (i) a counterparty which at all times satisfies all then applicable counterparty criteria of S&P or Moody’s Investor’s Service or (ii) an affiliate of the Administrative Agent (in which case rating agency counterparty criteria shall not be applicable).

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"Qualified Purchaser" means qualified purchaser as defined in Section 2(a)(51) of the 1940 Act, and the rules and regulations thereunder, for purposes of Section 3(c)(7) of the 1940 Act.

"Racking System" means, with respect to a PV System, the hardware required to mount and securely fasten a Solar Photovoltaic Panel onto the Obligor site where the PV System is located.

"Ramp-Up Period" means the period commencing on the Closing Date and ending on the earlier of (i) the first Determination Date to occur after the Initial Funding Date and (ii) when the Borrowing Base Aggregate Discounted Solar Asset Balance is equal to or greater than $[***].

"Rate Reduction Payment" means for a Solar Loan, the payment scheduled to be made by the related Obligor under the applicable Obligor Note on or prior to the related Rate Reduction Payment Date in an amount equal to 30% of the purchase price of the related PV System.

"Rate Reduction Payment Date" means for a Solar Loan, June 1 following the calendar year in which installation of the related PV system was completed.

"Rate Reduction Payment Percentage" means for any date of determination, a fraction for which (i) the numerator is the aggregate Discounted Solar Asset Balance of all Borrowing Base Solar Loans that are Rate Reduction Solar Loans and (ii) the denominator is the Aggregate Discounted Solar Asset Balance, expressed as a percentage.

"Rate Reduction Solar Loan" means a Solar Loan for which the related Obligor has paid at least [***]% of its Rate Reduction Payment.

"Rating Agency" means any nationally recognized statistical rating organization.

"Real Property Rights" means all real property rights granted by an Obligor pursuant to the related Obligor Note, if any.

"Real Time Access Rights" shall have the meaning set forth in Section 4.1 of the Management Agreement.

"Reassignment Credit Payment" means a payment of $[***] to FinCo by an Obligor made in accordance with the Reassignment Credit Policy.

"Reassignment Credit Policy" means the Servicer's internal reassignment policy attached as Exhibit F to the Servicing Agreement, as may be updated from time to time in accordance with the terms of the Servicing Agreement.

"Rebate" means any rebate by an electric distribution company, or state or local governmental authority or quasi-governmental agency as an inducement to install or use a PV System, paid upon such PV System being placed in service.

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"Receivables" means any and all payments required to be made pursuant to an Obligor Note or in connection with a Solar Loan, including, without limitation, Solar Loan Payments, Rate Reduction Payments, if applicable, recoveries (including sale proceeds due to a foreclosure) as a result of the exercise of remedies under an Obligor Note, Insurance Proceeds, prepayments of an Obligor and any amounts received upon the cancellation of a Solar Loan.  For the avoidance of doubt, Receivables do not include any Marketable RECs or the proceeds thereof.

"Recipient" shall have the meaning set forth in Section 6.8(b) of the Note Purchase Agreement.

"Record Date" means, with respect to a Payment Date or a Voluntary Prepayment Date, (i) for Notes in book-entry form, the close of business on the Business Day immediately preceding such Payment Date or Voluntary Prepayment Date, and (ii) for Definitive Notes the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date or Voluntary Prepayment Date occurs.

"Related Commercial Paper" means, with respect to any Conduit, the Commercial Paper of such Conduit, all or a portion of the proceeds of which were used to finance the acquisition or maintenance of an interest in the Notes.

"Related Security" means with respect to any Solar Loan and with respect to the Sale and Contribution Agreement or the Indenture, as applicable, (i) the Obligor Note, (ii) all security interests or liens on the PV System financed by the Obligor Note to secure payment of such Solar Loan, together with all assignments and financing statements describing any collateral securing such Solar Loan, (iii) any Manufacturer Warranties on the related PV system and (iv) all other security and books, records and computer tapes relating to the foregoing.

"Removal and Redeployment Policy" means the Servicer's internal removal and redeployment policy attached as Exhibit H to the Servicing Agreement, as may be amended from time to time in accordance with the Servicing Agreement.

"Replacement Manager" means any Person appointed to replace the Manager and to assume the obligations of Manager under the Management Agreement.

"Replacement Servicer" means any Person appointed to replace the Servicer and to assume the obligations of Servicer under the Servicing Agreement.

"Repurchase Price" means, as of any date of determination, for a Defective Solar Loan, Defaulted Solar Loan or Ineligible Solar Loan will be equal to [***].

"Responsible Officer" means when used with respect to the Indenture Trustee, any President, Vice President, Assistant Vice President or Trust Officer of the Indenture Trustee assigned by the Indenture Trustee to administer its corporate trust affairs having direct responsibility for the administration of the Indenture.  When used with respect to any Person other than the Indenture Trustee that is not an individual, the President, any Vice-President or

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Assistant Vice-President or the Controller of such Person, or any other officer or employee having similar functions.

"Retained Interest" means a material net economic interest of not less than [***]% of the sum of the Discounted Solar Asset Balances of the Solar Loans.

"Revolving Period" means the period beginning on the Closing Date and ending on the earlier to occur of (i) an Amortization Event and (ii) the Facility Termination Date.

"Rule 144A" means the rule designated as "Rule 144A" promulgated by the Securities and Exchange Commission under the Securities Act.

"Sale and Contribution Agreement" means the sale and contribution agreement, dated as of the Closing Date, by and between the Originator and the Issuer.

"Schedule of Solar Loans" means the list of Borrowing Base Solar Loans assigned to the Issuer by the Originator and pledged to the Indenture Trustee by the Issuer, as such schedule may be amended from time to time to reflect (i) the assignment of Additional Solar Loans to the Issuer from the Originator and the Grant of Additional Solar Loans to the Indenture Trustee by the Issuer, and (ii) repurchases pursuant to the terms of the Sale and Contribution Agreement and the Indenture.

"Securities Act" means the Securities Act of 1933, as amended.

"Securitization Take-Out Date" means the date of the closing of any Securitization Take-Out Transaction.

"Securitization Take-Out Transaction" means any securitization or other financing of the assets securing the Notes whereby all or a portion of the Aggregate Outstanding Note Balance is repaid from the proceeds of such securitization or other financing.

"Service Provider" shall have the meaning set forth in paragraph 20 of Exhibit A to the Management Agreement.

"Servicer" means FinCo, in its capacity as Servicer under the Servicing Agreement.

"Servicer Event of Default" shall have the meaning set forth in Section 6.1 of the Servicing Agreement.

"Servicer Extraordinary Expenses" means extraordinary expenses incurred by the Servicer in accordance with the Servicing Standard in connection with any litigation pursued by the Servicer in respect of an Obligor Note.

"Servicer Fee Base Rate" means initially $[***] which amount shall be increased on each annual anniversary of the initial Determination Date by [***]%.

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"Servicer Representative" means the Servicer's internal auditors, chief financial officer, treasurer or designee of the chief financial officer or treasurer.

"Servicing Agreement" means that certain Servicing Agreement, dated as of the Closing Date, among the Servicer, the Administrative Agent and the Issuer.

"Servicing Fee" means for each Payment Date (in accordance with and subject to the Priority of Payments) an amount equal to the product of (i) one-twelfth of the Servicer Fee Base Rate and (ii) the aggregate DC nameplate capacity (measured in kW) of all the PV Systems related to the Solar Loans as set forth in the Monthly Servicing Report as of the first day of the related Collection Period (excluding PV Systems, in respect of Defaulted Solar Loans, that are not operational and not in the process of being removed or redeployed).

"Servicing Files" means such files, documents, and computer files necessary for the Servicer to perform its duties under the Servicing Agreement.

"Servicing Officer" means those officers of the Servicer involved in, or responsible for, the administration and servicing of the Solar Loans set forth in the applicable Monthly Servicer Report, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee and the Noteholders from time to time.

"Servicing Services" shall have the meaning set forth in Section 2.1 of the Servicing Agreement.

"Servicing Standard" shall have the meaning set forth in Section 2.1 of the Servicing Agreement.

"Settlement Statement" shall have the meaning set forth in the Sale and Contribution Agreement.

"Similar Law" means any federal, state, local or non-U.S. law that is substantially similar to Title 1 of ERISA or Section 4975 of the Code.

"Solar Loan" means a loan originated by FinCo to an Obligor to finance the cost to an Obligor of the purchase and installation of a PV System, evidenced by an Obligor Note.

"Solar Loan Acquisition Price" shall have the meaning set forth in the Sale and Contribution Agreement.

"Solar Loan Payment" means all scheduled periodic payments due under an Obligor Note, as modified, if applicable, by a Payment Facilitation Agreement.  For the avoidance of doubt, Solar Loan Payments do not include any Rate Reduction Payments.

"Solar Loan Payment Level" means, for any Collection Period, the quotient (expressed as a percentage) of (i) the sum of all Solar Loan Payments actually deposited into the Collection Account during such Collection Period, divided by (ii) the sum of all Solar Loan Payments

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projected to be deposited into the Collection Account during such Collection Period pursuant to a schedule prepared by the Servicer and delivered to the Administrative Agent.

"Solar Photovoltaic Panel" means, with respect to a PV System, the necessary hardware component that uses wafers made of silicon, cadmium telluride, or any other suitable material, to generate a direct electrical current (DC) output using energy from the sun's light.

"SolarCity" means SolarCity Corporation, a Delaware corporation.

"SolarCity Entities" means the Issuer, FinCo, and SolarCity.

"State" means any one or more of the states comprising the United States and the District of Columbia.

"Structuring Agent" means [***].

"Structuring Fee" shall have the meaning set forth in the applicable Fee Letter.

"Subcontractor" means any person to whom the Manager subcontracts any of its obligations under the Management Agreement, including the vendors and any person to whom such obligations are further subcontracted of any tier.

"Sub-Limit 1 Solar Loan" means an Eligible Solar Loan for which the related Obligor had a FICO score in the range from and including [***] but less than [***] at the time of origination.

"Sub-Limit 1 Solar Loan Excluded Loan Balance" means an amount equal to the product of (i) the greater of (a) $[***] and (b) the amount by which the aggregate Discount Solar Loan Balance of all Sub-Limit 1 Solar Loans exceeds [***]% of the Aggregate Discounted Solar Asset Balance and (ii) [***]%.

"Sub-Limit 2 Solar Loan" means an Eligible Solar Loan for which the related Obligor had a FICO score less than [***] at the time of origination.

"Sub-Limit 2 Solar Loan Excluded Loan Balance" means an amount equal to the product of (i) the greater of (a) $[***] and (b) the amount by which the aggregate Discount Solar Loan Balance of all Sub-Limit 2 Solar Loans exceeds [***]% of the Aggregate Discounted Solar Asset Balance and (ii) [***]%.

"Supplemental Grant" means with respect to any Additional Solar Loans and other related assets pledged to the Indenture Trustee pursuant to the Indenture, a Supplemental Grant substantially in the form attached as Exhibit D of the Indenture.  The Supplemental Grant shall include a Schedule of Solar Loans for the related Additional Solar Loans and an updated Schedule of Solar Loans for all Solar Loans.

"Swap Rate" means the then current market rate associated with the weighted average life of the expected amortization schedule of the Aggregate Outstanding Note Balance which is

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determined by the Administrative Agent’s proprietary model and mutually agreed upon by the Administrative Agent and the Issuer.

"S&P" or "Standard & Poor's" means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, and its successors and assigns.

"Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

(a)any taxes, customs, duties, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, net worth, employment, occupation, payroll, withholding, social security, alternative or add-on minimum, ad valorem, transfer, stamp, or environmental tax, or any other tax, custom, duty, fee, levy or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount attributable thereto; and

(b)any liability for the payment of amounts with respect to payment of a type described in clause (a), including as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement.

"Tax Opinion" means an Opinion of Counsel to the effect that an amendment or modification of the Indenture will not (i) adversely affect the U.S. federal income tax treatment of any Note as indebtedness, (ii) cause the Issuer to be classified as an association or publicly traded partnership that is taxable as a corporation for U.S. federal income tax purposes or (iii) cause any beneficial holder of a Note to be deemed to have sold or exchanged such Note in a manner that generates gain or loss under Section 1001 of the Code.

"Tax Returns" means any return, report or similar statement required to be filed with respect to any Taxes (including attached schedules), including any IRS Form K-1 issued by the Issuer, information return, claim for refund, amended return or declaration of estimated Tax.

“Terminated Solar Loan” means a Solar Loan for which the related PV System has experienced an Event of Loss and (i) is not repaired, restored, replaced or rebuilt to substantially the same condition as it existed immediately prior to the Event of Loss within [***] days of such Event of Loss or (ii) is deemed to be a Terminated Solar Loan by the Manager.

"Termination Date" means the date on which the Indenture Trustee shall have received payment and performance of all Issuer Secured Obligations.

"Termination Statement" shall have the meaning set forth in Section 2.12(g) of the Indenture.

"Three Month Rolling Average Default Level" means, for any Payment Date, the average of the Default Levels for the last three Collection Periods.

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"Three Month Rolling Average Solar Loan Payment Level" means, for any Payment Date, the average of the Solar Loan Payment Levels for the last three Collection Periods.

"Total Borrowing Base" means the sum of the Class A Borrowing Base and the Class B Borrowing Base.

"Transaction Documents" means, collectively, (a) the Indenture, the Management Agreement, the Sale and Contribution Agreement, the Note Purchase Agreement, the Custodial Agreement, the Servicing Agreement, the Manager/Servicer Transition Agreement, the Parent  Guaranty, the Fee Letters, each Hedge Agreement, the Account Control Agreement, the UCC financing statements and (b) all other agreements, documents or instruments delivered in connection with the transactions contemplated thereby, and "Transaction Document" means any of them.

"Transfer" means any direct or indirect transfer or sale of any Ownership Interest in a Note.

"Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Note.

"Transition Service Provider" means U.S Bank.

“Transition Service Provider Expenses” means (i) any Transition Service Provider One-Time Fee due and payable to the Transition Service Provider, (ii) any reasonable documented out-of-pocket expenses incurred in taking any actions required in its role as Transition Service Provider and (iii) any indemnities owed to the Transition Service Provider in accordance with the Manager/Servicer Transition Agreement.

"Transition Service Provider Fee" means $[***] per month (payable each Payment Date).

“Transition Service Provider One-Time Fee” means a one-time fee of $[***] payable to the Transition Servicer Provider upon each occurrence of either a Servicer Event of Default or a Manager Termination Event, and the Transition Service Provider’s receipt of written direction from the Administrative Agent to undertake the actions set forth in Section 3(h) and 3(i) of the Manager/Servicer Transition Agreement. For the avoidance of doubt, the Transition Service Provider shall not be entitled to a Transition Service Provider One-Time Fee for the existence of concurrent Manager Termination Events or concurrent Servicer Events of Default.

"Trust Estate" means all property and rights of the Issuer Granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture for the benefit of the Noteholders and the Hedge Counterparties.

"UCC" means the Uniform Commercial Code as adopted in the State of New York or in any other State having jurisdiction over the assignment, transfer, pledge of the Solar Loans from the Originator to the Issuer or of the Trust Estate from the Issuer to the Indenture Trustee.

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"UCC Fixture Filing" means a “fixture filing” as defined in Section 2-A-309 of the UCC covering a PV System naming the initial Servicer as secured party on behalf of the Issuer and the Indenture Trustee.

"Unused Fees" means with respect to any Noteholder, the product of:

(i) the Unused Rate; and

(ii) the excess of (x) its average daily Purchaser Commitment Amount during the related Interest Accrual Period over (y) its average daily Purchaser Invested Amount during the related Interest Accrual Period; and

(iii)the number of days in such Interest Accrual Period, divided by 360;

provided, that, prior to the earlier of January 31, 2015 and the date on which the Custodial Agreement is executed by all parties thereto, the Unused Fees shall equal zero.

"Unused Portion" shall have the meaning set forth in Section 2.4(b) of the Note Purchase Agreement.

"Unused Rate" shall have the meaning set forth in the applicable Fee Letter.

"Up-Front Fee" shall have the meaning set forth in the applicable Fee Letter.

"U.S. Bank" means U.S. Bank National Association.

"Vice President" means, with respect to SolarCity or the Indenture Trustee, any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

"Voluntary Prepayment" shall have the meaning set forth in Section 6.01(a) of the Indenture.

"Voluntary Prepayment Date" shall have the meaning set forth in Section 6.01(a) of the Indenture.

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